UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2018 (February 5, 2018)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-37419 (Commission File Number)	95-2636730 (I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K of PDC Energy, Inc. (the “Company”) filed with the Securities and Exchange Commission on January 5, 2018, David Honeyfield resigned as the Company’s Chief Financial Officer on January 3, 2018.   On February 5, 2018, the Company and Mr. Honeyfield entered into a General Release of Claims (the “Release”).

Mr. Honeyfield was a participant in the Company’s Executive Severance Plan (the “Plan”).  Pursuant to the Release, Mr. Honeyfield released all actual and potential claims against the Company prior to his resignation, including any rights he had under the Plan, in consideration of, among other things, a cash payment equal to $157,066.90 on the first day of each month beginning March 1, 2018 and ending December 1, 2018.  In addition, all unvested shares of restricted stock units and all unvested stock appreciation rights held by Mr. Honeyfield immediately prior to his termination will immediately vest.   Mr. Honeyfield continues to be bound by certain restrictive covenants set forth in the Plan.

The description above does not purport to be complete and is qualified in its entirety by the Release, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	General Release of Claims, dated as of February 5, 2018, by and between PDC Energy, Inc. and David W. Honeyfield.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2018	PDC Energy, Inc.

	By:	/s/ Daniel W. Amidon
Daniel W. Amidon
General Counsel and Secretary

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